Exhibit 23.1




/Letterhead/



                CONSENT OF INDEPENDENT CERTIFIED ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Registration Statement (Form S-8) of Liberty Diversified Holdings, Inc. with respect to our report dated May 22, 2006 on the financial statements included in the Annual Report (Form 10K-SB) for the fiscal years ended December 31, 2005 and 2004.


Chisholm, Bierwolf & Nilson, LLC
Bountiful, Utah

/S/ Chisholm, Bierwolf & Nilson, LLC
_____________________________________
Dated: October 6, 2006